UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2019

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2019, China XD Plastics Company Limited (the “Company”) announced that Joseph Chow resigned from the Company’s Board of Directors (the “Board”), and that Xin Li had accepted appointment to fill the director vacancy created by Mr. Chow’s resignation. Prior to his resignation, Mr. Chow served as chairman of the Audit Committee and a member of the Nominating Committee of the Board. Mr. Chow indicated his decision to resign from the Company’s Board was based on his personal reason. There were no disagreements between Joseph Chow and the Company on any matter relating to the Company's operations, policies or practices which resulted in his resignation.

Mr. Chow’s written notice of resignation was received and accepted by the Board on March 6, 2019. On the same date, the Board appointed Xin Li to serve as a director of the Company. The Board also appointed Mr. Li as a member and the chairman of the Audit Committee of the Board and a member of the Nominating Committee of the Board.

Mr. Li Xin has extensive experience in capital market and corporate financial management. Mr. Li is currently serving as the chief financial officer of AirMedia Group Inc.  Prior to joining the Company, Mr. Li was an assistant to president and the Chief Financial Officer of Grass Green Group, where he led several domestic and international investments and M&A projects. Before joining Grass Green Group, Mr. Li was the managing director of CICFH Fund Management Co., Ltd. (the "CICFH") in 2016 and 2017.  Prior to joining CICFH, Mr. Li held senior professional positions in several large investment institutions. Mr. Li received an MBA degree from Duke University in 2006 and a bachelor's degree in international finance from Tsinghua University in 1999.

The Board has determined that Mr. Li qualifies as the “audit committee financial expert” and an independent member of our Board of Directors under Rule 5605(c)(2)(A) and Rule 5605(a) of the listing standards of the Nasdaq Stock Market, respectively. The Company believes that with the appointment of Mr. Li to the Audit Committee, the Company will stay compliance with Rule 5605(c) of the listing standards of the Nasdaq Stock Market.

There are no family relationships between Mr. Li and any of the executive officers or directors of the Company. There are no any arrangement or understanding between Mr. Li and other persons pursuant to which Mr. Li was elected as a director of the Board. For the fiscal year ended December 31, 2018, there have been no transactions nor are there any currently proposed transactions to which the Company was or is to be a party in which Mr. Li or any member of his immediate family had has or will have a direct or indirect material interest.

In connection with Mr. Li’s appointment to the Board, the Company entered into a service agreement with Mr. Li, pursuant to which Mr. Li is entitled to receive cash compensation of $5,000 per month.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Service Agreement
99.1	Press Release dated March 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2019

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie HAN
	Name:	Jie HAN
	Title:	Chief Executive Officer